SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2009
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5887 Copley Drive
San Diego, CA 92111
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

     On November 2, 2009, the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) expanded the size of the Board to eight members and appointed John H. Chapple, Ronald J. Kramer and William A. Roper, Jr. as new directors.

Item 1.01.	Entry Into A Material Definitive Agreement.
     Indemnification Agreements for Directors and Officers.
     In connection with the appointment of the new directors, on November 2, 2009, the Board adopted a new form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of the Company’s officers and directors (each, an “Indemnitee”). The Indemnification Agreement supersedes and replaces the previous indemnification agreement entered into with current directors and officers of the Company. The Indemnification Agreement supplements and clarifies the indemnification provided by the Company’s certificate of incorporation and bylaws. The Indemnification Agreement obligates the Company to indemnify the Indemnitee to the fullest extent permitted by applicable law with respect to litigation arising out of the Indemnitee’s service to the Company or to any other entity to which he provides services at the Company’s request, including litigation by or in the right of the Company, subject to certain exclusions and procedures set forth therein. The Indemnification Agreement also requires the Company to advance expenses incurred in connection with any such litigation, subject to repayment by the Indemnitee if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.
     The form of the Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Indemnification Agreement is qualified in its entirety by reference to such exhibit.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Election of New Directors.
     Upon recommendation of the Nominating and Corporate Governance Committee, the Board appointed John H. Chapple, Ronald J. Kramer and William A. Roper as new directors on November 2, 2009. A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Mr. Chapple, age 56, has served as president of Hawkeye Investments LLC, a privately-owned equity firm investing primarily in telecommunications and real estate ventures, since October 2006. Prior to forming Hawkeye, Mr. Chapple served as president, chief executive officer and chairman of Nextel Partners and its subsidiaries from August 1998 to June 2006, when the company was purchased by Sprint Communications. From 1995 to 1997, Mr. Chapple was the president and chief operating officer of Orca Bay Sports and Entertainment, owner and operator of the Vancouver Canucks as well as the General Motors Place sports arena in Vancouver, B.C. From 1988 to 1995, he served as executive vice president of operations of McCaw Cellular Communications, and subsequently AT&T Wireless Services following the merger of those companies. Mr. Chapple serves as a trustee and chairman of Syracuse University’s Board of Trustees and is a member of the boards of directors of Yahoo! Inc. (NASDAQ: YHOO), Cbeyond, Inc. (NASDAQ: CBEY), SeaMobile Enterprises and Telesphere Networks Ltd. Mr. Chapple holds a B.A. in political science from Syracuse University and completed Harvard University’s Advanced Management Program.
     Mr. Kramer, age 51, has served as chief executive officer of Griffon Corporation (NYSE: GFF) since April 2008, as a member of Griffon’s board of directors since 1993 and as vice chairman since November 2003. From 2002 to March 2008, Mr. Kramer served as president and director of Wynn Resorts, Ltd., a developer, owner and operator of hotel and casino resorts. From 1999 to 2001, Mr. Kramer was a managing director at Dresdner Kleinwort Wasserstein, an investment banking firm, and at its predecessor Wasserstein Perella & Co. Mr. Kramer serves as a member of the boards of directors of Monster Worldwide, Inc. (NYSE: MWW), Sapphire Industrials Corporation (AMEX: FYR.UN), Mt. Sinai Children’s Center Foundation and the Undergraduate Executive Board of

2

the Wharton School at the University of Pennsylvania. Mr. Kramer holds a B.S. in economics from the Wharton School of the University of Pennsylvania and an M.B.A. from New York University.
     Mr. Roper, age 63, has served as president of Roper Capital Company, a privately-owned equity firm, since 2008. Prior to forming Roper Capital, Mr. Roper served as president and chief executive officer of VeriSign, Inc. from May 2007 to June 2008, and as a member of VeriSign’s board of directors from November 2003 to June 2008. From April 2000 to May 2007, Mr. Roper served as executive vice president for Science Applications International Corporation (“SAIC”), and as senior vice president and chief financial officer of SAIC from 1990 to 2000. Mr. Roper serves as a member of the boards of directors of Armor Designs, Inc. (AIM: ADID), Internet Content Management, Inc., Regents Bank, N.A., SkinMedica, Inc. and the San Diego Regional Economic Development Corporation. Mr. Roper also serves as a member of the National Security Telecommunications Advisory Committee. Mr. Roper holds a B.A. in mathematics from the University of Mississippi and a degree in banking from Southern Methodist University. Mr. Roper completed the Financial Management Program at Stanford University.
     There were no arrangements or understandings between Messrs. Chapple, Kramer or Roper and any other persons pursuant to which they were selected as directors, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Messrs. Chapple, Kramer or Roper and the Company. The Board has determined that Messrs. Chapple, Kramer and Roper meet the applicable independence requirements of The NASDAQ Stock Market listing standards and are independent of the Company’s affiliates.
     In connection with their appointment to the Board, the new directors will receive the standard annual cash retainer fee of $40,000 (which will be pro-rated for their initial partial year of service). In addition, the new directors will receive an initial grant of $200,000 of restricted shares of the Company’s common stock under the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”) and will thereafter be entitled to receive the standard annual award of $100,000 of restricted shares of the Company’s common stock beginning at the Company’s 2011 Annual Meeting of Stockholders. Under the Company’s standard vesting for grants to its directors, the shares underlying the initial grant and any subsequent additional grants will vest in equal installments on each of the first, second and third anniversaries of the date of grant and all unvested shares will vest upon a change in control (as defined in the Plan). The shares underlying the initial grants to Messrs. Chapple, Kramer and Roper will also vest if the director is not nominated for reelection at the 2010 Annual Meeting of Stockholders. In addition, if appointed to a Board committee consisting of independent directors described below, the directors serving on such committee would receive additional compensation of up to $100,000 for their committee service. The non-employee director compensation program is described in further detail in the Company’s Definitive Proxy Statement for its 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 10, 2009.
     Messrs. Chapple, Kramer and Roper are expected to be appointed to serve on a Board committee consisting of independent directors that would potentially address matters and transactions, including strategic transactions, that may arise where review and evaluation by independent directors is appropriate.
     In connection with the appointment of Messrs. Chapple, Kramer and Roper to the Company’s Board, the Company adopted a new standard form of Indemnification Agreement for officers and directors. It intends to enter such agreements with each of Messrs. Chapple, Kramer and Roper, and each of the Company’s current officers and directors who have entered into the previous form of the indemnification agreement with the Company.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Leap Wireless International, Inc. Indemnification Agreement
99.1	Press Release of Leap Wireless International, Inc., dated November 2, 2009

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: November 2, 2009	By:	/s/ Robert. J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit
Number	Index
10.1	Form of Leap Wireless International, Inc. Indemnification Agreement
99.1	Press Release of Leap Wireless International, Inc., dated November 2, 2009